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                                                              EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


 We have issued our reports dated December 9, 1994 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Duplex Products Inc. on Form 10-K for the year ended October 29, 1994. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Duplex Products Inc. on Form S-8 (File No. 2-64363, File No. 2-64362, File No. 2-89910, and File No. 33-53507).



                                                     GRANT THORNTON LLP

Chicago, Illinois
January 20, 1995




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